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                                                                 EXHIBIT (10)(U)

                            SECOND AMENDMENT TO THE
                          FIRST BANCORPORATION OF OHIO
                  EXECUTIVE POST-RETIREMENT DEATH BENEFIT PLAN

         First Bancorporation of Ohio (the "Company") hereby adopts this Second Amendment to the First Bancorporation of Ohio Executive Post-Retirement Death Benefit Plan, effective as of February 1,
1993.

                                R E C I T A L S:

         A.  The Company adopted the First Bancorporation of Ohio
Executive Post-Retirement Death Benefit Plan (the "Plan") effective as of February 1, 1993.

         B. Section 7.04 of the Plan provides that the Company may amend the Plan at any time and from time to time.

         C. The Company desires to amend the Plan to increase the amount of the death benefit that certain Members may receive under the Plan and to clarify the definition of Annual Base Salary.

         IN CONSIDERATION OF THE FOREGOING, the Company hereby amends the Plan, effective as of February 1, 1993, as follows:

         1. Except as otherwise expressly provided, capitalized terms used in this Amendment shall have the same meanings as those ascribed to them in the Plan.

         2. Section 1.01 of the Plan is amended in its entirety to read as follows:

                 SECTION 1.01 The term "Annual Base Salary" for any calendar year, including the calendar year in which the Member's Retirement Date occurs, shall mean any amount determined by multiplying by 12 the Member's highest monthly base salary in effect for such calendar year. If the Member's base salary in a calendar year is paid on a bi-weekly basis the Member's Annual Base Salary for such calendar year shall be determined by multiplying such bi-weekly base salary by 26.

         3. Section 3.01(a) of the Plan, as added to the Plan as a result of the adoption of the First Amendment to the Plan, is amended in its entirety to read as follows:

                 (a) In the case of a Member listed on Schedule A, attached hereto and incorporated herein by reference, an amount equal to the death benefit set opposite the Member's name on such Schedule A. Such death benefit shall be paid in addition to the total amount of the death benefit, if any, paid on account of the Member's death under the First Bancorporation of Ohio and






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                 Subsidiaries Group Post-Retirement Life Insurance Plan;
                 and

         4. Except as expressly provided in this Amendment, the remaining terms and conditions of the Plan shall remain in full force and effect.

                 IN WITNESS WHEREOF, First Bancorporation of Ohio has caused this Plan to be duly executed and adopted this 23rd day of August, 1993.


                                                    First Bancorporation of Ohio


Attest:/s/ Terry E. Patton                             By:/s/ Howard L. Flood
       ---------------------------                        ------------------------------
         Secretary
                                                       Its: President & Chief
                                                            Executive Officer






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
                                   SCHEDULE A
                                   ----------

NAME                                                      DEATH BENEFIT
- -------------------------                                 --------------
William A. Flickinger                                        $82,460

James L. Hilton                                              $79,800

John L. Jennings                                             $59,850

Dean E. Krauter                                              $94,430

Robert E. Lawrence                                           $61,180
